Exhibit 99.2
BXP ANNOUNCES SECOND QUARTER 2026 RESULTS
Executed Approximately 1.8 Million SF of Leases in Q2; Increased Total Portfolio Occupancy by 100 Basis Points

BOSTON, MA, July 28, 2026 - BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights

•Revenue increased 3.1% to $895.7 million for the quarter ended June 30, 2026, compared to $868.5 million for the quarter ended June 30, 2025.

•Net income attributable to BXP, Inc. of $68.6 million, or $0.43 per diluted share (EPS), for the quarter ended June 30, 2026, compared to $89.0 million, or $0.56 per diluted share, for the quarter ended June 30, 2025.

◦EPS for the second quarter 2026 was less than the midpoint of BXP’s guidance by $0.02 per diluted share primarily due to a $0.10 per diluted share non-cash impairment charge recognized in connection with the anticipated disposition of Sumner Square in Washington, DC., partially offset by $0.08 per diluted share of higher revenues from increased occupancy and lower-than-projected net operating expenses.

•Funds from Operations (FFO) of $283.4 million, or $1.78 per diluted share, for the quarter ended June 30, 2026, compared to FFO of $271.7 million, or $1.71 per diluted share, for the quarter ended June 30, 2025.

◦FFO for the second quarter 2026 exceeded the midpoint of BXP’s guidance by $0.08 per diluted share primarily driven by higher revenues from increased occupancy and lower-than-projected net operating expenses.
Guidance
BXP provided guidance for third quarter 2026 EPS of $0.50 - $0.52 and FFO of $1.80 - $1.82 per diluted share, and updated guidance for full year 2026 EPS of $2.14 - $2.24 and FFO of $6.99 - $7.05 per diluted share.

The midpoint of full-year 2026 guidance for EPS decreased by $0.03 per diluted share, primarily from the aforementioned impairment charge recorded in the second quarter partially offset by improved operating performance.

The midpoint of full-year 2026 guidance for FFO increased by $0.05 per diluted share primarily due to better-than-projected portfolio performance as described above.

See “EPS and FFO per Share Guidance” below.

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Leasing & Occupancy
•Executed 106 leases in the second quarter totaling approximately 1.8 million square feet with a weighted-average lease term of 9.9 years. The amount leased is approximately 129% of our historical 10-year average for the second quarter. Notable signed leases for projects under development include:

◦an approximately 148,000 square foot lease with McDermott Will & Schulte at 343 Madison Avenue in New York City, New York, bringing the pre-leased percentage of the project to 50%, and
◦an approximately 322,000 square foot lease with Boston Dynamics at Reservoir Place in Waltham, Massachusetts.

•For the second quarter, BXP’s CBD portfolio of premier workplaces was 90.7% occupied and 93.6% leased (including vacant space for which we have signed leases that have not yet commenced revenue recognition in accordance with GAAP). Approximately 91.0% of BXP’s Share of annualized rental obligations is derived from clients located in our CBD portfolio, underscoring the strength of BXP’s strategy to invest in the highest quality buildings in dynamic urban gateway markets.

•BXP’s total portfolio occupancy for the second quarter was 88.4%, an increase of 100 basis points from Q1 2026. Approximately 86% of the increase in occupancy was driven by gains across the existing portfolio and the remainder was attributable to the addition of the fully occupied 290 Binney Street property in Cambridge, Massachusetts that was placed in-service in Q2 2026.

•Total portfolio leased percentage was 91.3% (including vacant space for which we have signed leases that have not yet commenced revenue recognition in accordance with GAAP), an increase of 40 basis points from Q1 2026. As of June 30, 2026, the spread between leased and occupied square footage was 290 basis points representing approximately 1.3 million square feet of future lease commencements, with approximately 85% expected to commence before year-end 2026.
Development
•BXP fully placed in-service 290 Binney Street in Cambridge, Massachusetts. 290 Binney Street is a 16-story, 572,578 square foot laboratory/life sciences property that is 100% leased to AstraZeneca.

•BXP commenced the redevelopment of Reservoir Place an approximately 363,000 square foot building located in Waltham, Massachusetts that is 89% pre-leased to Boston Dynamics. Boston Dynamics plans to transform the property into a premier center for robotics and AI innovation.

•As part of BXP’s strategy to use residential entitlements to maximize the value of its land holdings, BXP raised private equity from an institutional investor and formed a joint venture that commenced the development of a 4.7-acre land parcel into a 359-unit multi-family residential project in Herndon, Virginia. BXP has a 20% ownership interest in the joint venture and will be the development manager.

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Balance Sheet & Liquidity

•On July 28, 2026, BXP entered into a $1.2 billion construction loan for the development of 343 Madison Avenue in New York City, New York. The loan has a four-year initial term, plus a one-year extension option subject to customary conditions, and was executed on competitive terms, including an initial interest rate of Term SOFR plus 2.50%, which will be reduced to Term SOFR plus 2.25% upon the achievement of certain leasing and construction milestones. The financing represents a significant milestone in the capitalization of the project and supports the ongoing construction of one of New York City's most anticipated workplace developments.

EPS and FFO per Share Guidance:

BXP’s guidance for the third quarter and full year 2026 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions not under contract as of the date hereof, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Third Quarter 2026		Full Year 2026
	Low	High	Low	High
Projected EPS (diluted)	$0.50	$0.52	$2.14	$2.24
Add:
Projected Company share of real estate depreciation and amortization	1.30	1.30	5.10	5.10
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	—	—	(0.25)	(0.29)
Projected FFO per share (diluted)	$1.80	$1.82	$6.99	$7.05

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2026. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

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BXP will host a conference call on Wednesday, July 29, 2026 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter results and earnings guidance, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register-conf.media-server.com/register/BId9f8a75ce55f4add99e54bb4ba607950 to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s second quarter 2026 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 55 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). As of June 30, 2026, including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 51.1 million square feet and 164 properties, including six properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to adverse changes in general economic and capital market conditions, including continued inflation, elevated interest rates, supply chain disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, sustained changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of adverse political conditions, including policy changes by the U.S. Government, such as the direct and indirect negative impacts that new and increased tariffs may have on (1) our current and prospective clients and their demand for office space and (2) the costs and availability of construction materials and the economic returns on our construction and development activities, and prolonged government shutdowns or disruptions, the impact of geopolitical conflicts, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes and other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.
Financial tables follow.

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BXP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30, 2026	December 31, 2025
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$27,132,125	$26,248,130
Construction in progress	975,361	1,475,257
Land held for future development	499,424	518,492
Right of use assets - finance leases	371,889	372,470
Right of use assets - operating leases	290,726	325,841
Less: accumulated depreciation	(8,277,690)	(8,040,311)
Total real estate	20,991,835	20,899,879
Cash and cash equivalents	493,949	1,478,206
Cash held in escrows	59,514	79,060
Investments in securities	46,526	44,614
Tenant and other receivables, net	90,679	92,625
Note receivable, net	12,185	9,373
Related party notes receivable, net	35,337	28,346
Sales-type lease receivable, net	16,170	15,672
Accrued rental income, net	1,573,959	1,538,515
Deferred charges, net	848,273	847,690
Prepaid expenses and other assets	122,830	108,105
Investments in unconsolidated joint ventures	820,068	999,309
Assets held for sale	62,544	24,770
Total assets	$25,173,869	$26,166,164
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,281,198	$4,280,067
Unsecured senior notes, net	8,811,158	9,806,100
Unsecured exchangeable senior notes, net	978,642	976,263
Unsecured line of credit	—	—
Unsecured term loans, net	797,565	797,053
Unsecured commercial paper	750,000	750,000
Lease liabilities - finance leases	353,436	360,039
Lease liabilities - operating leases	386,487	389,213
Accounts payable and accrued expenses	474,141	480,017
Dividends and distributions payable	123,857	123,753
Accrued interest payable	109,523	125,345
Other liabilities	364,082	386,074
Liabilities held for sale	6,130	—
Total liabilities	17,436,219	18,473,924

Commitments and contingencies	—	—
Redeemable deferred stock units	7,927	7,538
Equity:
Stockholders’ equity attributable to BXP, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 159,600,410 and 158,627,198 issued and 159,521,510 and 158,548,298 outstanding at June 30, 2026 and December 31, 2025, respectively	1,595	1,585
Additional paid-in capital	6,881,671	6,836,243
Dividends in excess of earnings	(1,727,547)	(1,674,995)
Treasury common stock at cost, 78,900 shares at June 30, 2026 and December 31, 2025	(2,722)	(2,722)
Accumulated other comprehensive income (loss)	2,148	(12,921)
Total stockholders’ equity attributable to BXP, Inc.	5,155,145	5,147,190
Noncontrolling interests:
Common units of the Operating Partnership	555,763	566,563
Property partnerships	2,018,815	1,970,949
Total equity	7,729,723	7,684,702
Total liabilities and equity	$25,173,869	$26,166,164

BXP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(in thousands, except for per share amounts)
Revenue
Lease	$831,678	$805,935	$1,649,834	$1,617,037
Parking and other	37,586	34,799	68,400	65,041
Hotel	14,901	14,773	24,002	24,370
Development and management services	7,633	8,846	16,840	18,621
Direct reimbursements of payroll and related costs from management services contracts	3,901	4,104	8,771	8,603
Total revenue	895,699	868,457	1,767,847	1,733,672
Expenses
Operating
Rental	336,141	332,062	680,223	663,640
Hotel	9,369	9,365	17,351	16,930
General and administrative	50,444	42,516	109,785	94,800
Payroll and related costs from management services contracts	3,901	4,104	8,771	8,603
Transaction costs	(62)	357	67	1,125
Depreciation and amortization	236,977	223,819	464,944	443,926
Total expenses	636,770	612,223	1,281,141	1,229,024
Other income (expense)
Income (loss) from unconsolidated joint ventures	(2,448)	(3,324)	32,965	(5,463)
Gains on sales of real estate	6,997	18,390	20,399	18,390
Loss on sales-type lease	—	—	—	(2,490)
Interest and other income (loss)	6,137	8,063	15,022	15,813
Gains from investments in securities	4,385	2,600	3,819	2,235
Unrealized gain (loss) on non-real estate investments	(75)	(39)	113	(522)
Impairment loss	(18,036)	—	(18,036)	—
Loss from early extinguishment of debt	—	—	—	(338)
Interest expense	(153,425)	(162,783)	(305,518)	(326,227)
Net income	102,464	119,141	235,470	206,046
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(26,121)	(20,100)	(45,990)	(38,849)
Noncontrolling interest—common units of the Operating Partnership	(7,779)	(10,064)	(19,294)	(17,036)
Net income attributable to BXP, Inc.	$68,564	$88,977	$170,186	$150,161
Basic earnings per common share attributable to BXP, Inc.
Net income	$0.43	$0.56	$1.07	$0.95
Weighted average number of common shares outstanding	159,167	158,312	158,863	158,257
Diluted earnings per common share attributable to BXP, Inc.
Net income	$0.43	$0.56	$1.07	$0.95
Weighted average number of common and common equivalent shares outstanding	159,629	158,795	159,344	158,713

BXP, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(in thousands, except for per share amounts)
Net income attributable to BXP, Inc.	$68,564	$88,977	$170,186	$150,161
Add:
Noncontrolling interest - common units of the Operating Partnership	7,779	10,064	19,294	17,036
Noncontrolling interests in property partnerships	26,121	20,100	45,990	38,849
Net income	102,464	119,141	235,470	206,046
Add:
Depreciation and amortization expense	236,977	223,819	464,944	443,926
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(23,336)	(20,945)	(44,207)	(41,409)
Company’s share of depreciation and amortization from unconsolidated joint ventures	12,716	16,674	26,222	34,001
Corporate-related depreciation and amortization	(549)	(600)	(1,116)	(1,316)
Non-real estate related amortization	2,131	2,131	4,262	4,261
Loss on sales-type lease	—	—	—	2,490
Impairment loss	18,036	—	18,036	—
Less:
Gains on sales of real estate	6,997	18,390	20,399	18,390
Gains on sales included within income (loss) from unconsolidated joint ventures	1,157	—	42,390	—
Unrealized gain (loss) on non-real estate investments	(75)	(39)	113	(522)
Noncontrolling interests in property partnerships	26,121	20,100	45,990	38,849
Funds from operations (FFO) attributable to the Operating Partnership (including BXP, Inc.)	314,239	301,769	594,719	591,282
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	30,827	30,117	59,115	59,010
Funds from operations attributable to BXP, Inc.	$283,412	$271,652	$535,604	$532,272
BXP, Inc.’s percentage share of funds from operations - basic	90.19%	90.02%	90.06%	90.02%
Weighted average shares outstanding - basic	159,167	158,312	158,863	158,257
FFO per share basic	$1.78	$1.72	$3.37	$3.36
Weighted average shares outstanding - diluted	159,629	158,795	159,344	158,713
FFO per share diluted	$1.78	$1.71	$3.36	$3.35

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to BXP, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to BXP, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to BXP, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BXP, INC.
PORTFOLIO LEASING PERCENTAGES

CBD Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	June 30, 2026	December 31, 2025	June 30, 2026	December 31, 2025
Boston	97.6%	97.6%	98.4%	98.6%
Los Angeles	88.2%	86.5%	90.9%	87.0%
New York	88.9%	86.2%	94.7%	92.1%
San Francisco	82.5%	81.9%	85.1%	84.4%
Seattle	81.9%	79.8%	85.9%	81.3%
Washington, DC	91.5%	92.4%	93.3%	94.2%
CBD Portfolio	90.7%	89.8%	93.6%	92.5%

Total Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	June 30, 2026	December 31, 2025	June 30, 2026	December 31, 2025
Boston	92.9%	91.9%	94.2%	93.1%
Los Angeles	88.2%	86.5%	90.9%	87.0%
New York	86.7%	83.8%	92.0%	89.4%
San Francisco	79.7%	77.0%	82.8%	79.2%
Seattle	81.9%	79.8%	85.9%	81.3%
Washington, DC	90.5%	91.7%	92.7%	93.8%
Total Portfolio	88.4%	86.7%	91.3%	89.4%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.
AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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